UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2021

First Internet Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-35750	20-3489991
(Commission File Number)	(IRS Employer Identification No.)

11201 USA Parkway	46037
Fishers, Indiana
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, without par value	INBK	The Nasdaq Stock Market LLC
6.0% Fixed to Floating Subordinated Notes due 2026	INBKL	The Nasdaq Stock Market LLC
6.0% Fixed to Floating Subordinated Notes due 2029	INBKZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 16, 2021, First Internet Bancorp (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors and qualified institutional buyers (the “Purchasers”) pursuant to which the Company sold and issued $60.0 million in aggregate principal amount of its 3.75% Fixed-to-Floating Rate Subordinated notes due 2031 (the “Notes”). The Notes were issued by the Company to the Purchasers at a price equal to 100% of their face amount. The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

The Company intends to use the net proceeds it received from the sale of the Notes for general corporate purposes and to redeem its outstanding 6.0% Fixed-to-Floating Rate Subordinated Notes due 2026 (the “2026 Notes”) in the principal amount of $25.0 million, which initially bear a fixed interest rate of 6.0% per year to, but excluding September 30, 2021, and thereafter a floating rate equal to the then-current three-month LIBOR rate plus 485 basis points, and which are scheduled to mature on September 30, 2026. Subject to the receipt of any applicable regulatory approvals, the redemption of the 2026 Notes is expected to be completed on September 30, 2021.

The Notes have a stated maturity of September 1, 2031, are redeemable, in whole or in part, on or after September 1, 2026, and at any time upon the occurrences of certain events. The Notes will bear interest at a fixed rate of 3.75% per year, from and including August 16, 2021 to, but excluding September 1, 2026 or earlier redemption date. From and including September 1, 2026 to, but excluding the maturity date or early redemption date, the interest rate will reset quarterly at a variable rate equal to the then current three-month term secured overnight financing rate (“SOFR”), plus 311 basis points.  As provided in the Notes, the interest rate on the Notes during the applicable floating rate period may be determined based on a rate other than three-month term SOFR.

The Notes were offered and sold by the Company in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. On August 16, 2021, in connection with the sale and issuance of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Under the terms of the Registration Rights Agreement, the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act and have substantially the same terms as the Notes (the “Exchange Offer”). Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreement, it would be required to pay additional interest to the holders of the Notes.

The Notes were issued under the Indenture, dated as of September 30, 2016 (the “Base Indenture”), by and between the Company and U.S. Bank, N.A., as trustee (the “Trustee”), as amended and supplemented, including by the Fourth Supplemental Indenture, dated as of August 16, 2021 (collectively, the “Indenture”). The Notes are not subject to any sinking fund and are not convertible into or exchangeable, other than pursuant to the Exchange Offer, for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. Prior to September 1, 2026, the Company may redeem the Notes, in whole but not in part, only under certain limited circumstances set forth in the Indenture. On or after September 1, 2026, the Company may redeem the Notes, in whole or in part, at its option, on any interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the Notes being redeemed, together with any accrued and unpaid interest on the Notes being redeemed to but excluding the date of redemption.

Principal and interest on the Notes are subject to acceleration only in limited circumstances in the case of certain bankruptcy and insolvency-related events with respect to the Company. The Notes are unsecured, subordinated obligations of the Company, are not obligations of, and are not guaranteed by, any subsidiary of the Company, and rank junior in right of payment to the Company’s current and future senior indebtedness.  The Notes are intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The forms of the Purchase Agreement, the Registration Rights Agreement, the Base Indenture, the Fourth Supplemental Indenture and the Notes are attached as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K (the “Report”) and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes are summaries and are qualified by reference to the full text of such documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On August 16, 2021, the Company issued a press release announcing the completion of the offering of the Notes, a copy of which is furnished as Exhibit 99.1 to this Report.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description	Method of Filing
4.1	Subordinated Indenture, dated as of September 30, 2016, between First Internet Bancorp and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to current report on Form 8-K filed on September 30, 2016)	Incorporated by Reference
4.2	Fourth Supplemental Indenture, dated as of August 16, 2021, between First Internet Bancorp and U.S. Bank National Association, as trustee	Filed Electronically
4.3	Forms of 3.75% Fixed-to-Floating Rate Subordinated Note due September 1, 2031 (included as Exhibit A-1 and Exhibit A-2 to the Fourth Supplemental Indenture filed as Exhibit 4.2 hereto)	Contained in Exhibit 4.2
10.1	Form of Subordinated Note Purchase Agreement, dated August 16, 2021 by and among First Internet Bancorp and the Purchasers*	Filed Electronically
10.2	Form of Registration Rights Agreement, dated August 16, 2021, by and among First Internet Bancorp and the Purchasers	Filed Electronically
99.1	Press release issued on August 16, 2021	Furnished Electronically
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

Cautionary Note Regarding Forward-Looking Statements

This Report includes “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including but not limited to statements about the anticipated use of net proceeds from the offering, the timing of the redemption of outstanding indebtedness, the Exchange Offer and other matters. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this Report are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this Report.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this Report include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this Report, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 16, 2021

FIRST INTERNET BANCORP

By:	/s/ Kenneth J. Lovik
Kenneth J. Lovik, Executive Vice President & Chief Financial Officer